SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


             This Sixth Amendment to Loan and Security Agreement is dated as of October 31, 1996 by and between Bank One, Milwaukee, NA (the "Secured Party") and Effective Management Systems, Inc. ("EMS"), Effective Management Systems of Michigan, Inc., EMS-East, Inc., Intercim Corp. f/k/a EMS Acquisition Corp. and Effective Management Systems of Illinois, Inc. (collectively, the "Debtors").

             WHEREAS, the Secured Party and certain of the Debtors entered into a loan and security agreement dated as of April 23, 1993, which agreement has subsequently been amended (as amended, the "Loan
   Agreement"); and

             WHEREAS, the Secured Party and the Debtors desire to further amend the Loan Agreement as hereinafter set forth.

             NOW, THEREFORE, the parties hereto agree as follows (all capitalized terms used but not defined herein shall have the meaning assigned in the Loan Agreement):

             1. The definition of "Note A" is amended and restated such that it shall mean Debtors' amended and restated Note A of even date herewith, a copy of which is attached as Exhibit A.

             2. The definitions for the defined terms "Default," "Minimum" and "Target" levels of Consolidated adjusted Net Earnings From Operations are amended and restated as follows:

             "Default," "Minimum" and "Target" levels of Consolidated Adjusted Net Earnings From Operations shall be determined in accordance with the following table, for the periods set forth therein, as follows:

                                            Consolidated Adjusted
               Period                   Net Earnings From Operations

    Four fiscal quarters
    ending:                         Default        Minimum        Target

    August 31, 1996                ($175,000)    $  500,000    $  700,000

    November 30, 1996              ($100,000)    $  550,000    $  750,000

    February 28, 1997               $100,000     $  600,000    $  800,000

    May 31, 1997                    $400,000     $  600,000    $  800,000

    each quarter end thereafter     $800,000     $1,000,000    $1,250,000

        As used herein, amounts within parentheses are negative numbers.

             3. Section 2(a) of the Loan Agreement is amended by deleting "$3,000,000" appearing therein and inserting "$5,000,000" in its place.

             4. This Sixth Amendment shall be effective upon the execution of this Sixth Amendment, as well as the Amended and Restated Note A of even date herewith in the amount of $5,000,000, a copy of which is attached hereto as Exhibit A Thereafter, such note shall become Exhibit A to the Loan Agreement.

             5. The Debtors represent that all of the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, there is no event of default which has occurred and is continuing under the Loan Agreement and there has not, since May 31, 1996, been any material adverse change in the financial condition or business prospects of the Debtors.

             6. Except as specifically amended hereby, the Loan Agreement continues in full force and effect and all references therein or otherwise to the Loan Agreement shall mean the Loan Agreement as amended hereby.

                                            EFFECTIVE MANAGEMENT
        BANK ONE, MILWAUKEE, NA             SYSTEMS, INC.


   By:                                 By:
        William E. Shaw, Vice
         President
                                            EFFECTIVE MANAGEMENT
                                            SYSTEMS OF MICHIGAN, INC.


                                       By:


        EMS-EAST, INC.


   By:


        INTERCIM CORP. f/k/a
        EMS ACQUISITION CORP.


   By:


        EFFECTIVE MANAGEMENT
        SYSTEMS OF ILLINOIS, INC.


   By:

                                    EXHIBIT A
                           AMENDED AND RESTATED NOTE A


   Dated:  October 31, 1996                              Executed at
   Stated Principal:  $5,000,000                         Milwaukee, Wisconsin



             FOR VALUE RECEIVED, Effective Management Systems, Inc., a Wisconsin corporation, Effective Management Systems of Michigan, Inc., a Michigan corporation, EMS-East, Inc., a Massachusetts corporation, Intercim Corp. f/k/a EMS Acquisition Corp., a Minnesota corporation and Effective Management Systems of Illinois, Inc., an Illinois corporation (collectively, "Borrowers"), hereby promise to pay, jointly and severally, to the order of Bank One, Milwaukee, National Association, its successors ad assigns (the "Secured Party") at its Milwaukee office at 111 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, the principal sum of Five Million Dollars ($5,000,000) or the aggregate unpaid principal amount of all advances made by the Secured Party hereunder pursuant to the Loan Agreement hereinafter referred to ad to pay interest from the date hereof on the unpaid balances hereof at the rate set forth in Section 2 of the Loan Agreement and to pay interest at a rate equal to 2.5% per annum above the Reference Rate (as defined in the Loan Agreement) after default or maturity. Any change in interest hereon shall be effective on the date of each such change in the Reference Rate. In the absence of a default, interest (computed on the basis of actual days elapsed and a year of 360 days) for each calendar month shall be due and payable as of the first day of the next succeeding month, commencing on the first such date after the date hereof, and at Secured Party's sole discretion may be debited to Borrowers' loan account ledger for Credit Facility A (as defined in the Loan Agreement) or debited to any Borrowers commercial demand account maintained with Secured Party, and all principal and accrued but unpaid interest shall be due and payable upon termination of the Loan Agreement.

             All payments received hereunder shall be applied first to interest accrued and unpaid to date of receipt and then to repay principal.

             No deferral of time of payment shall be valid unless the holder consents in writing and if such deferral is granted, the deferred balance including interest thereof at 2.5% in excess of the Reference Rate shall be an additional obligation under this Note. The undersigned and each endorser hereby waive presentment, protest, and notice of dishonor and give consent to the holder to extend time and to compound, release or delay enforcement of rights against the undersigned or the security.

             This Note is cross-defaulted and cross-collateralized with Borrowers' Amended and Restated Note B payable to Secured Party dated February 8, 1994.

             This Note is the Note A referred to in the Loan and Security Agreement dated as of November 9, 1992 as amended by the First Amendment to ban and Security Agreement dated as of April 23,993, by the Second Amendment to ban and Security Agreement dated February 8, 1994, by Third Amendment to Loan and Security Agreement dated May 11, 1995, by Fourth Amendment to Loan and Security Agreement dated January 26, 1996, by Fifth Amendment to Loan and Security Agreement dated May 31, 1996 and by Sixth Amendment to Loan and Security Agreement of even date, between the undersigned, or some of the undersigned, and the Secured Party (as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"). This Note is secured by certain collateral referred to in the loan Agreement.

             This Note is, in part, in substitution and replacement of the Amended and Restated Note A executed by the undersigned, or some of the undersigned, and delivered to Secured Party dated May 31, 1996 in the original principal amount of $3,000,000, and does not constitute repayment of such Note.

        EFFECTIVE MANAGEMENT
        SYSTEMS, INC.                        INTERCIM CORP. f/k/a
                                             EMS ACQUISITION CORP.

   By:
                                        By:
   Attest:
                                        Attest:
        EFFECTIVE MANAGEMENT
        SYSTEMS OF MICHIGAN, INC.            EFFECTIVE MANAGEMENT
                                             SYSTEMS OF ILLINOIS, INC.

   By:
                                        By:
   Attest:
                                        Attest:
        EMS-EAST, INC.


   By:
   Attest: